Exhibit 10.31
GENIZON BIOSCIENCES INC.
(As Issuer)
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA
(as Trustee)
SECURED CONVERTIBLE DEBENTURE INDENTURE
Bearing formal date of March 24, 2006
STIKEMAN ELLIOTT LLP

     THIS INDENTURE is entered into on this 27th day of March, 2006

BETWEEN:	COMPUTERSHARE TRUST COMPANY OF CANADA (the “Trustee”), a trust company organized and existing under the laws of Canada, having its head office at Toronto, Ontario, and a place of business at 1500 University Street, Suite 700, Montreal, Québec, H3A 3S8;

AND:	GENIZON BIOSCIENCES INC. (the “Corporation”), a corporation incorporated under the laws of Canada, having its head office and principal place of business at 880 McCaffrey, St. Laurent, Québec, H4T 2C7;
RECITALS:
WHEREAS the Corporation is desirous of creating and issuing convertible debentures to be issued in the manner set forth herein;
WHEREAS the Corporation is authorized to create and issue the Debentures (as defined hereinafter) as provided hereunder;
WHEREAS all things necessary have been done and performed to make the Debentures, once certified by the Trustee and issued in accordance with the terms of the present Indenture, legal, valid and binding obligations of the Corporation with the benefits and subject to the terms of this Indenture;
NOW THEREFORE the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree as follows.
ARTICLE 1
INTERPRETATION
1.1 Definitions
     In this Indenture, unless something in the subject matter or context is inconsistent therewith, the following words and expressions shall have the following meanings:
(a)	“Affiliate” has the meaning attributed to such term in the Canada Business Corporations Act as the same may be amended from time to time and any successor legislation thereto;

(b)	“Agreement” or “Indenture” means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this agreement, and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement;

(c)	“Business” means the discovery of genes associated with common diseases and drug response, as well as research activities downstream of these discoveries and other genetic research;

(d)	“Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the Province of Québec;

(e)	“Canadian Resident Holder” means a person that is a resident in Canada who is an individual, partnership, trust or corporation which is not (i) a public company (as such term is defined in the Income Tax Act (Canada)) or (ii) a company controlled by non-residents of Canada or public companies (as such term is defined in the Income Tax Act (Canada));

(f)	“Class G Preferred Shares” means the class “G” convertible voting preferred shares created pursuant to the amendment of the articles of the Corporation immediately prior to the First Closing;

(g)	“Class H Preferred Shares” means the class “H” convertible subordinate voting preferred shares created pursuant to the amendment of the articles of the Corporation immediately prior to the First Closing;

(h)	“Closing” means, as applicable, the First Closing Date, the Second Closing Date or the Third Closing Date;

(i)	“Conversion Discount” has the meaning ascribed to it in Section 5.1 hereof;

(j)	“Corporation” means Genizon BioSciences Inc., a corporation incorporated under the laws of Canada;

(k)	“Counsel to the Corporation” means Stikeman Elliott LLP;

(l)	“Debenture” means any Debenture of the Corporation created, issued and certified hereunder and from time to time being outstanding;

(m)	“Debentureholder Instrument” means a direction addressed to the Trustee and signed by the Debentureholders holding a minimum of 66 2/3% of the aggregate principal amount of outstanding Debentures;

(n)	“Debentureholders”, “Holder of a Debenture” or “Holder” means, at any given time, the registered holder(s) of Debentures at such time;

(o)	“Documents” means this Indenture, the Debentures, the Subscription Agreement and the Security Documents;

(p)	“Event of Default” has the meaning ascribed to it in Section 10.1 hereof;

(q)	“First Closing Date” means March 27, 2006;

(r)	“Illumina” means Illumina, Inc., a company organized and existing under the laws of the State of Delaware, United States;

(s)	“Illumina Debenture” has the meaning ascribed to it in Section 9.1 hereof;

(t)	“Illumina Warrants” has the meaning ascribed thereto in Section 9.2 hereof;

(u)	“Indebtedness” includes, for any Person:
(i)	obligations for borrowed money;

(ii)	obligations under letters of credit or letters of guarantee or obligations to financial institutions who issued such letters of credit or letters of guarantee for the account of such Person;

(iii)	obligations under banker’s acceptances; and

(iv)	obligations under derivative instruments.
(v)	“Intellectual Property” means any trade mark, copyright, industrial design, patent, goodwill, invention, trade name, trade secret, trade process, license, permit, franchise, know how and any other intellectual property right of the Corporation, including any application or registration relating thereto, if any, and any improvements and modifications thereto as well as rights in any claim against third parties in connection with the protection of any such intellectual property rights or infringement thereto, in Canada or abroad;

(w)	“Interest Payment Date” means the two semi-annual interest payment dates set forth on the first page of each Debenture, which shall be the date that is 6 months following the issuance of such Debenture and the date of the issuance of such Debenture, respectively;

(x)	“Lien” means any security interest, lien, charge, pledge, encumbrance, prior claim, hypothec, mortgage, adverse claim or any other arrangement or condition that in substance secures payment or performance of an obligation and includes a title retention agreement of any nature or kind;

(y)	“Liquidity Event” means any of the following: (i) the completion of a public offering of shares of the Corporation; (ii) the sale or disposition of all or substantially all of the issued and outstanding shares in the share capital of the Corporation for cash proceeds or, if the acquirer is a public company, for consideration consisting, in whole or in part, of shares of the acquirer listed on a nationally recognized stock exchange or quoted on a quotation system; (iii) the sale or disposition of all or substantially all of the assets of the Corporation for cash proceeds or, if the acquirer is a public company, for consideration consisting, in whole or in part, of shares of the acquirer listed on a nationally recognized stock exchange or quoted on a quotation system; or (iv) the consolidation, merger or reorganization or the acquisition of the Corporation by another entity following which the shareholders of the Corporation own less than 50% of the voting securities of the surviving corporation or its parent corporation (i.e., a change of control) listed on a nationally recognized stock exchange or quoted on a quotation system;

(z)	“Major Event of Default” means any Event of Default under either of Section 10.1(a), 10.1(b), 10.1(c) or 10.1(d);

(aa)	“Maturity Date” means the earlier of the following dates: (i) (A) with respect to Debentures issued on the First Closing Date, the date that is 24 months after the First Closing Date, (B) with respect to Debentures issued on the Second Closing Date, the date that is 24 months after the Second Closing Date, or (C) with respect to Debentures issued on the Third Closing Date, the date that is 24 months after the Third Closing Date; and (ii) the date on which an Event of Default occurs;

(bb)	“Non-Canadian Resident Holder” means a person that is not a Canadian Resident Holder;

(cc)	“Offering” means the issue of the Debentures in accordance with the terms and conditions of this Indenture;

(dd)	“Ordinary Debentureholder Instrument” means a direction addressed to the Trustee and signed by the Debentureholders holding a minimum of 50% of the aggregate principal amount of outstanding Debentures;

(ee)	“Part XIII Tax” has the meaning ascribed to it in Article 3 hereof;

(ff)	“Permitted Encumbrances” means the following Liens:
(i)	the Security Documents to be granted in accordance with the provisions hereof;

(ii)	Liens existing under the Senior Indebtedness;

(iii)	the reservation in the original grant of an immovable from the Crown;

(iv)	Liens which are customary, inchoate or minor property Liens incurred in the ordinary course of business for debts which are not overdue and which, in the aggregate, do not significantly reduce the value of the property or significantly impair the use for which it was intended;

(v)	title defects or irregularities which are of a minor nature and in the aggregate will not substantially impair the use of the property affected by any such title defect or irregularity for the purposes for which it is held by the Corporation, nor substantially diminish the Liens created under the Security Documents;

(vi)	the pledges or deposits made pursuant to laws relating to workmen’s compensation or similar laws, or deposits made in good faith in connection with offers, tenders, leases or contracts (excluding, however, the borrowing of money or the repayment of money borrowed), deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(vii)	Liens for taxes or assessments not yet due or for which payment is not yet delinquent;

(viii)	Liens for taxes or assessments, due or past due and payable, the validity of which is being contested in good faith by the Corporation by appropriate proceedings timely instituted; provided, however, that where taxes must be paid or deposited in whole or in part subject to resolution of such contest in order to stay enforcement of such Lien, such taxes or required part thereof shall have been so paid or deposited;

(ix)	Liens for services performed for or materials delivered to the Corporation for which payment is not yet delinquent, and attachments, judgments and other similar Liens arising in connection with services performed or materials delivered; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and for which the Corporation has deposited with the Trustee a letter of credit or a suretyship satisfactory to the Trustee in an amount sufficient to pay in principal, interest and costs whatever may be owing should such contestation be unsuccessful;

(x)	Liens resulting from security given under any securitization or monetization of assets program in accordance with standard market practice;

(xi)	Liens securing Purchase Money Obligations provided such Liens charge only the asset subject to the Purchase Money Obligations; and

(xii)	Liens existing as at the date hereof.
(gg)	“Permitted Indebtedness” means:
(i)	the outstanding obligations under the Debentures; and

(ii)	the Senior Indebtedness;

(hh)	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(ii)	“Purchase Money Obligations” means the outstanding balance of the purchase price of equipment incurred to finance the acquisition thereof;

(jj)	“Second Closing Date” means the date on which the Corporation issues Debentures pursuant to this Indenture for the second time;

(kk)	“Security Documents” means the deed of hypothec dated March 24, 2006 between the Corporation and the Trustee, as further described in Article 6 hereof;

(ll)	“Senior Indebtedness” means (i) the $7 million loan by La Financière du Québec (Investissement Québec) to the Corporation pursuant to an Offre de Prêt accepted by the Corporation on January 9, 2004; (ii) the $2.625 million loan by La Financière du Québec (Investissement Québec) pursuant to an Offre de Prêt accepted by the Corporation on July 18, 2002; (iii) the credit facilities in the aggregate amount of $4.5 million granted by Royal Bank of Canada to the Corporation pursuant to a letter agreement dated December 7, 2005 consisting of two demand facilities for research and development (R&D) tax credit financing; and (iv) a future capital lease or term loan with a financial institution for an amount not exceeding $3 million, consisting of R&D equipment credit facilities; including any renewal or refinancing of any of items (i) to (iv) above;

(mm)	“Shares” means the Class G Preferred Shares and the Class H Preferred Shares;

(nn)	“Subscription Agreement” means the Subscription Agreement to be entered into as of each Closing Date between the Corporation and each Holder;

(oo)	“Third Closing Date” means the date on which the Corporation issues Debentures pursuant to this Indenture for the third time which shall be no later than 120 days following the First Closing Date or such later date as may be agreed upon by the Corporation and the investors subscribing for Debentures to be issued on the Third Closing Date;

(pp)	“Trustee” means Computershare Trust Company of Canada, or any successor trustee pursuant to Section 13.2;

1.2 Meaning of “outstanding”
     Any Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation, or a new Debenture is issued in substitution therefor under the provisions hereof, or monies for the payment thereof have been set aside according to the provisions of Section 15.2 hereof, provided that:
(a)	Where a new Debenture has been issued in substitution for a Debenture which has been mutilated, lost, stolen or destroyed, only the new Debenture shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(b)	Debentures that have been partially redeemed, repaid or converted shall be deemed to be outstanding only to the extent of the unredeemed, unrepaid or unconverted portion of the principal amount thereof; and

(c)	For the purpose of any provision of this Indenture entitling Debentureholders to vote, sign consents, requisitions or other instruments or take any action under this Indenture or to constitute a quorum at any meeting of Debentureholders, Debentures owned directly or indirectly by the Corporation or any Affiliate thereof, shall be disregarded.
1.3 Schedules
     The following are the schedules attached to this Indenture which shall, for all purposes of this Indenture, form an integral part hereof:
     Schedule 2.3 — Form of Debentures.
1.4 Headings
     The division of this Indenture into Articles and Sections and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.
1.5 Gender and Number
     In this Indenture, unless the context otherwise requires, any reference to gender includes all genders and words importing the singular number only include the plural and vice versa.
1.6 Currency
     Except where otherwise expressly provided, all amounts in this Indenture are stated and shall be paid in lawful money of Canada.

1.7 Generally Accepted Accounting Principles
     In this Indenture, except to the extent otherwise expressly provided, references to “generally accepted accounting principles” or “GAAP” mean, at any time, all accounting principles recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis.
1.8 Invalidity of Provisions
     Each of the provisions contained in this Indenture is distinct and severable from the others and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.
1.9 Entire Agreement
     This Indenture supersedes all prior agreements between the parties with respect to the subject matter dealt with herein and constitutes the entire agreement between the parties pertaining to the subject matter hereof.
1.10 Waiver, Amendment
     Except as expressly provided in this Indenture, no amendment or waiver of this Indenture shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Indenture shall constitute a waiver of any other provision nor shall any waiver of any provision of this Indenture constitute a continuing waiver unless otherwise expressly provided.
1.11 Non-Business Days
     Whenever any payment to be made hereunder shall be stated to be due or any other actions to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made and such other action shall be taken on the next succeeding Business Day.
1.12 Formal Date of Agreement
     For reference purposes only, this Agreement can be referred to as bearing the formal date of March 24, 2006 notwithstanding its actual date of execution.
1.13 Governing Law
     This Indenture shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

ARTICLE 2
ISSUE OF DEBENTURES
2.1 Creation and Limit of Issue of Debentures
     The Debentures created and issued hereunder are limited to an aggregate principal amount of $25,000,000. The Debentures may be issued on the First Closing Date, the Second Closing Date or the Third Closing Date, subject to compliance with the provisions and restrictions hereinafter set forth.
2.2 Designation and Terms of Debentures
(a)	The Debentures shall be designated “Secured Convertible Debentures”.

(b)	The Debentures shall be issued as fully registered debentures and shall be dated the date of their issue and shall mature at the Maturity Date. Provided no Liquidity Event has occurred prior to the Maturity Date, the Corporation will return, at the Maturity Date, 112.5% of the principal amount of the outstanding Debentures, directly to the registered Holders of Debentures, in lawful money of Canada, together with accrued and unpaid interest thereon (for a total two year cash-on-cash return of 30%). No notice of repayment shall be required to be given by the Corporation.

(c)	The outstanding principal amount of each Debenture issued hereunder shall bear interest, for the first calendar year after the Closing Date on which such Debenture was issued, at the annual rate of 5% and, for the second calendar year after the Closing Date on which such Debenture was issued, at the annual rate of 12.5%, and will be paid semi-annually at each Interest Payment Date. Any unpaid interest shall bear interest at the same rate per annum commencing on the date it becomes due to the date it is fully paid, calculated daily and payable on demand. Interest on the Debentures and on overdue interest shall be paid directly by the Corporation to the registered Holders of Debentures. Interest unpaid when due shall bear interest at the same rate, calculated daily, after as well as before default and before and after demand and judgment.

(d)	The Debentures are secured by the Lien described in Article 6 hereof.

(e)	The Debentures shall be convertible as to any or all outstanding principal amount and interest thereon in accordance with Article 5 hereof.

(f)	The principal of the outstanding Debentures shall be repayable, and interest thereon shall be paid, at the address of the Debentureholders as indicated on the register of the Trustee.

(g)	The Debentures shall have the other attributes and be subject to the provisions set out in this Indenture.

2.3 Form of Debentures
     The Debentures and the certificate of the Trustee shall be substantially in the form set out in the Schedule 2.3 hereto with such appropriate additions, deletions, substitutions and variations as may be required or permitted by the terms of this Indenture or as may be required to comply with any law or the rules of any securities commission as may be determined by the officer of the Corporation executing any Debenture, such determination to be conclusively evidenced by his or her execution thereof.
2.4 Rank of Debentures
     Subject to the provisions hereof, the Debentures certified and issued hereunder shall rank pari passu with one another without discrimination, preference or priority, whatever may be their respective actual date of issue provided however, that, in the case of Debentures issued at different times, principal and interest, if any, may, prior to any accelerated payment thereof pursuant to Section 10.2, be payable at different times. The Debentures will rank senior to all common and preferred equity of the Corporation and junior to the Senior Indebtedness.
2.5 Issue and execution of Debentures
(a)	The Debentures hereby created shall forthwith upon issuance be executed by the Corporation and delivered to the Trustee and shall be certified by or on behalf of the Trustee to or upon the written order of the Corporation without the Trustee receiving any consideration therefor.

(b)	The Debentures shall be signed by at least one officer of the Corporation holding office at the time of signing. Such signatures on Debentures may be printed or otherwise mechanically reproduced thereon and Debentures so signed are as valid as if they had been signed manually. If a Debenture contains a printed or mechanically reproduced signature of a Person, then the Corporation may issue the Debenture even though the Person has ceased to be an officer of the Corporation and such Debenture is as valid as if the Person were an officer at the date of its issue.
2.6 Certification
(a)	No Debenture shall be issued or, if issued, shall be obligatory or entitle the Debentureholder thereof to the benefit hereof, until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in the Schedule 2.3 hereto or in some other form approved by the Trustee. Such certification by the Trustee on any Debenture shall be conclusive evidence that such Debenture has been duly issued hereunder and is a valid obligation of the Corporation and that the Debentureholder is entitled to the benefits hereof.

(b)	The certificate of the Trustee on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or as to the performance of the Corporation of its obligations hereunder (except the due certification thereof and any other warranties implied by law) and the Trustee shall in no respect be liable or answerable for the use made of any Debenture or proceeds thereof.
2.7 Registration and Transfer
(a)	The Corporation shall cause to be kept by and at the principal office of the Trustee in the City of Montreal, a central register and at such other places, if any, as may be designated by the Corporation and approved by the Trustee, in which shall be entered the names and addresses of the Debentureholders and particulars of the Debentures held by them respectively. Such registration shall be noted on the Debentures by the Trustee. No transfer of a Debenture shall be effective against the Corporation unless made on one of the registers and made by the Debentureholders or its liquidators of succession or administrators or other legal representatives or its or their attorney duly appointed by an instrument in form and execution satisfactory to the Trustee and upon compliance with such requirements prescribed in Section 16.1 hereof and such other requirements as the Trustee may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Trustee.

(b)	The registered Holder of a Debenture, on whatever register the same may be registered, shall be entitled to have such Debenture transferred at any of the places at which a register is kept pursuant to the provision of this Section 2.7. A Debenture may only be transferred on one of such registers by the registered Debentureholder or its duly appointed mandatary for such purpose and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, and upon due notation of such transfer on such Debenture by the Trustee.

(c)	A transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee and upon compliance with any requirements prescribed under this Indenture, be entitled to be entered on a register as the owner of such Debenture.

(d)	Neither the Corporation nor the Trustee shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture, and any Debenture may be transferred on the direction of the registered Debentureholder thereof, whether named as trustee or otherwise, as though that person were also the beneficial owner thereof.

(e)	Except in the case of the register required to be kept at the City of Montreal, the Corporation shall have the power, at any time, to close any register and, in that event, it shall transfer the records thereof to another existing register or to a new register and thereafter the Debentures registered on the closed register shall be deemed to be registered on such existing or new register, as the case may be. In the event that the register in any place is closed and the records transferred to a register in another place, notice of such change shall be given to each

Debentureholder registered in the register so closed and the particulars of such change shall be recorded in the central register required to be kept in the City of Montreal.

(f)	The Holder of any Debenture shall be entitled to inspect the registers of Debentureholders at any time during normal business hours of the Trustee and to make extracts therefrom.
2.8 Ownership
     Subject to any applicable law, the person in whose name any Debenture is registered shall, for all the purposes of this Indenture, be and be deemed to be the owner thereof and payment of or on account of the principal and interest thereon, shall be made only to or upon the order in writing of such Person and such payment shall be a good and sufficient discharge of the Corporation, for the amount paid.
2.9 Mutilation, Loss or Destruction of Debentures
     If any Debenture shall become mutilated or be lost, destroyed or stolen, and in the absence of notice that such Debentures have been acquired by a “bona fide purchaser” within the meaning of the Canada Business Corporations Act, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver or cause to be delivered, a new Debenture of like date and tenor upon surrender and cancellation of the mutilated Debenture or, in the case of a lost, destroyed or stolen Debenture, in lieu of and in substitution for the same, and the new or substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture equally with all other Debentures issued or to be issued hereunder. In the case of loss, destruction or theft, the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of such loss, destruction or theft as shall be satisfactory to the Corporation and to the Trustee in their discretion and shall also furnish such indemnity as is reasonably satisfactory to them. The applicant for a new or substituted Debenture shall pay all expenses incidental to the issuance of such new or substituted Debenture.
2.10 Payment Agreements for Debentures
     Notwithstanding anything contained in this Indenture to the contrary, the Corporation may enter into an agreement with a Debentureholder or with the Person for whom such Debentureholder is acting as nominee providing for the particulars of payment, without presentation or surrender of the Debenture or notation of payment thereon, to such Debentureholder of the principal amount and interest on such Debenture and all other money payable hereunder at a place, and by wire transfer of funds or in such other manner, other than the places or the manner specified in this Indenture. Any payment of the principal and interest on any such Debenture and other monies payable hereunder at such other place or in such other manner pursuant to such agreement shall, notwithstanding any other provision of this Indenture or the Debentures, be valid and binding on the Corporation, the Trustee and all Debentureholders.

2.11 Computation of Interest
     Interest on the Debentures shall be computed on the basis of a 365 day calendar year. For the purpose of the Interest Act (Canada), in the case of a leap year, the yearly rate of interest shall be such rate multiplied by 366 and divided by 365.
ARTICLE 3
PROVISIONS RELATING TO WITTHOLDING TAXES
     All payments to be made by the Corporation under or in connection with the Debentures shall be made without deduction or withholding for or on account of any tax under Part XIII of the Income Tax Act (Canada) (“Part XIII Tax”). If any such tax is required to be deducted or withheld from any such payment, the amount of such payment shall be increased to such amount as is necessary to yield and remit to the Holder, after provision for payment of such tax, the original amount of such payment provided, however, that no additional amount shall be payable to the extent that either: (i) the Holder’s country of residence provides for a reduction or credit against income tax payable in such country to account for Part XIII Tax; or (ii) the Holder could have reduced or eliminated Part XIII Tax by taking reasonable measures to structure its investment through another jurisdiction. Furthermore, the Corporation undertakes to inform the Non-Canadian Resident Holders of any amendment to Part XIII Tax.
     The Corporation shall also indemnify the Holder in respect of the delay or failure by the Corporation to make any such payment, including penalties relating thereto or interest thereon. These gross-up provisions shall not apply to any amounts payable as dividends, deemed dividends or other distributions on Shares of the share capital of the Corporation or the disposition of such Shares.
ARTICLE 4
TERMINATION OF OFFERING OR
TAKING UP OF THE REMAINDER OF THE OFFERING
4.1 Termination of the Offering
     Provided that the Corporation has received a written offer, otherwise satisfactory to the investors investing in Debentures on the First Closing Date (collectively, the “Early Investors”), to the effect that the Corporation can benefit from an equity offering that is, in the opinion of the Early Investors, substantially higher than the last price paid for preferred shares of the Corporation in December 2004 (being $1.54375 per preferred share) and upon agreement by the Holders representing not less than 66 2/3% of the then aggregate outstanding principal amount of Debentures, the Corporation may truncate the Offering at any time prior to the date which is 120 days following the First Closing Date.
4.2 Right of Early Investors to Invest in the Remainder of the Offering
     Each of the Early Investors shall have the right, in preference and priority to any other interested purchasers of Debentures who were not Early Investors, to invest in the remainder of the Offering at any time during the 120 days following the First Closing Date (the “Early Investors’ Option”). In such a case, the Early Investors’ participation in the remainder of the Offering shall be calculated proportionally to each Early Investors’ existing investment and the other provisions of this Indenture, including, without limitation, those of Article 2 and Article 5, shall apply to the Debentures to be issued pursuant to the exercise of the Early Investors’ Option, with the necessary adaptations.
ARTICLE 5
CONVERSION OF DEBENTURES
5.1 Conversion Privilege of Debentures
     Subject to and upon compliance with the provisions of Article 5 of the Debentures, upon the occurrence of a Liquidity Event, the Debentures held by Canadian Resident Holders will be automatically convertible into fully paid and non-assessable Class G Preferred Shares and the Debentures held by Non-Canadian Resident Holders will be automatically convertible into fully paid and non-assessable Class H Preferred Shares, in each case at the conversion ratio and upon compliance with the procedures set forth in Article 5 of the Debentures.
5.2 Cancellation of Debentures
     Upon delivery to the Corporation of a Debenture surrendered to the Corporation for conversion and cancellation in accordance with Article 5 of the Debenture, the Corporation shall forthwith notify the Trustee of such cancellation and the Trustee shall forthwith register such cancellation in its register of Debentureholders.
ARTICLE 6
SECURITY
     As a general and continuing collateral security for the performance by the Corporation of all its obligations under this Indenture, the Debentures outstanding from time to time and under the Security Documents, the Corporation shall grant, in favour of the Trustee, as fondé de pouvoir (person holding the power of attorney of the Holders), a hypothec on the universality of its present and future movable assets. The Trustee hereby acknowledges and confirms that said hypothec shall rank immediately after the Senior Indebtedness.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
7.1 By the Corporation
     The Corporation represents and warrants as follows:
(a)	Incorporation and Status. The Corporation is duly incorporated and organized, and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of Canada. The Corporation is duly registered, licensed or qualified in those jurisdictions where the Corporation currently carries on business, and is up-to-date in the filing of all corporate and similar returns;

(b)	Corporate Power. The Corporation has the corporate power and capacity to own or lease its assets and to carry on its business as the same is presently conducted and to enter into and carry out its obligations with respect to the transactions contemplated by this Indenture;

(c)	Enforceability. This Indenture, the issue of the Debentures and the Security Documents have been duly authorized, executed and delivered by the Corporation and each such document constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

(d)	No Contravention. Neither the entering into of this Indenture and of the Security Documents, the issue of Debentures nor the performance by the Corporation of any of its obligations under, or contemplated by, this Indenture and the Security Documents will contravene, breach or result in any default under its articles, by-laws, constating documents or other organizational documents or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which the Corporation is a party or by which it may be bound;

(e)	Approvals and Consents. Except as provided for in the Subscription Agreement and except for the registration of the Security Documents at all relevant registry offices where applicable laws require such registration, no authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required by the Corporation in connection with the execution, delivery or performance of this Indenture by the Corporation or of any of the Security Documents by the Corporation or the issue of any of the Debentures. Without limiting the generality of the foregoing or of any other provision of this Indenture, all authorizations and exemptions required under applicable law, including from any securities commission or other regulatory body, have been obtained by the Corporation, or the requirements to benefit from an exemption have been complied with, in order to allow the Corporation to issue the Debentures and the underlying Shares upon conversion thereof, provided certain private placement filings are made together with payment of the requisite fees to the relevant securities regulatory authorities;

(f)	Title to Assets. The Corporation has good and valid title to its assets charged under the Security Documents, free and clear of all Liens other than Permitted Encumbrances and except to the extent the failure to have such title could not reasonably be expected to result in a material adverse effect on the Corporation.

(g)	Shares. The issuance and delivery of the underlying Shares to be issued on conversion of the Debentures in accordance with the provisions of Article 5 hereof have been validly authorized and reserved by all necessary corporate action of the Corporation and shall, upon the conversion in accordance with the provisions of this Indenture, be validly issued as fully paid-up and non-assessable Shares in the capital of the Corporation;
7.2 By Trustee
     The Trustee represents and warrants to the Corporation as follows and acknowledges that the Corporation is relying upon the following representations and warranties in connection with execution of this Indenture:
(a)	Incorporation and Status of the Trustee. The Trustee is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	Corporate Power of the Trustee and Due Authorization. The Trustee has the corporate power and capacity to enter into, and to perform its obligations under this Indenture. This Indenture and the agreements, contracts and instruments required by this Indenture to be delivered by the Trustee on the date hereof have been duly authorized by the Trustee and have been duly executed and delivered by the Trustee, and shall be a valid and binding obligation of the Trustee enforceable in accordance with their respective terms, subject to the usual exceptions relating to bankruptcy and the availability of equitable remedies.
7.3 Survival of Covenants, Representations and Warranties
     The covenants, representations and warranties contained in this Indenture and in all certificates and documents delivered pursuant to or contemplated by this Indenture shall survive the execution of this Indenture and shall continue for so long as any Debenture remains outstanding, provided, however, that no claim for breach of representation or warranty shall be valid unless the party against whom such claim is made has been given notice thereof before the date on which the applicable representation or warranty shall have terminated in accordance with the foregoing.
ARTICLE 8
COVENANTS OF THE CORPORATION
8.1 General Covenants
     The Corporation hereby covenants and agrees that:
(a)	It will duly and punctually pay or cause to be paid, directly to each Debentureholder, the principal and interest, if any, on the Debentures, on the dates, at the places and in the manner set forth in this Indenture and the Debentures;

(b)	It will maintain at all times its corporate existence and will carry on and conduct its business in a proper and efficient manner;

(c)	It will pay to the Trustee reasonable remuneration for its services hereunder and under the Security Documents and shall repay to the Trustee on demand all reasonable expenditures or advances incurred by the Trustee in accordance with the present Indenture (including reasonable fees and expenses of legal counsel) with interest thereon at the same rate of interest per annum that is applicable to the principal of the Debentures for the first calendar year after the issuance thereof, and such monies shall be payable out of any funds in the possession of the Trustee in priority to any Debenture.
8.2 Securities Qualification Requirements
     If any prospectus or other instrument is required to be filed with or any permission is required to be obtained from any securities regulatory authority or any other step is required under any federal or provincial law of Canada in respect of any securities which a Debentureholder is entitled to receive upon conversion of the Debentures, before such conversion may properly and legally be delivered upon the due exercise thereof, the Corporation covenants that it will take all such action, at its expense, as is required or appropriate in the circumstances.
8.3 Financial Information
(a)	The Corporation shall deliver to any Holder of Debentures holding at least $1,500,000 principal amount of Debentures:
(i)	As soon as practicable, but in any event within thirty (30) days after the meeting of the Corporation’s board of directors, the report of the chief financial officer of the Corporation deposited at each said meeting; and

(ii)	As soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter, consolidated financial statements of the Corporation including, the balance sheet, the statement of operations and the statement of cash flows.
     Furthermore, the Corporation will provide each Debentureholder with all such financial reports provided to its shareholders, irrespective of the classes of shares, on the same schedule as such information is provided to said shareholders;
8.4 Other Covenants of the Subscription Agreement
     The Corporation shall comply with any other covenants contained in the Subscription Agreement, as though the same had been recited herein at length, the Corporation herein acknowledging that all representations, terms and covenants of the Subscription Agreement are essentials to the execution of this Indenture and the purchase by any Debentureholder of the Debentures.

8.5 Restriction on Financings
     The Corporation shall not obtain any bank financing or credit facility or issue any bonds, debentures or similar debt instruments that is not a Permitted Indebtedness without the prior written consent of each Holder of Debentures holding at least $1,500,000 principal amount of Debentures, which consent shall not unreasonably be withheld.
ARTICLE 9
PROVISIONS APPLICABLE TO ILLUMINA
9.1 Sale of the Illumina Debenture
     Immediately after the entering into of the Corporation’s first commercial contract, the Corporation will use its best efforts to find a purchaser for the Debenture issued to Illumina (the “Illumina Debenture”), with a view to completing the sale of the Illumina Debenture prior to December 31, 2006, the whole subject to Section 9.2. Upon the transfer to a third party of the Illumina Debenture, Illumina will forfeit all of its rights under the Illumina Debenture and the warrants to purchase Class H Preferred Shares (the “Illumina Warrants”) issued to Illumina concurrently with the issuance of the Illumina Debenture.
9.2 Right of First Refusal
     If at any time following the date hereof, Illumina receives a bona fide offer (the “Third Party Offer”) by a person (the “Third Party”) dealing at arm’s length with Illumina to purchase or otherwise acquire all or any part of the Illumina Debenture for a consideration payable in full on closing, in cash, by certified cheque or wire transfer which Illumina proposes to accept, Illumina shall deliver a notice in writing (the “Offer”) to the Early Investors (and only to the Early Investors), offering to sell to the Early Investors the Illumina Debenture, or the portion thereof that is covered by the Third Party Offer and that Illumina desires to sell (the “Purchased Illumina Debenture”). The Offer shall specify the aggregate principal amount of Purchased Illumina Debenture and the price per $1,000 principal amount of Purchased Illumina Debenture, which shall be payable in cash only, and shall also disclose the name of the Third Party making the Third Party Offer (or the person who ultimately controls the Third Party, as the case may be), and shall otherwise contain the same terms and conditions as contained in the Third Party Offer together with a copy thereof. The Offer shall be irrevocable and shall be open for acceptance in writing by the Early Investors for a period of ten (10) Business Days (the “Acceptance Delay”) from the date upon which the Offer was given by Illumina to the Early Investors. If no response is received by Illumina from any Early Investor within the Acceptance Delay, such Early Investors will be deemed to have refused the Offer.
     If the Offer is accepted by the Early Investors, such that one or more of the Early Investors have accepted to purchase all of the Purchased Illumina Debenture, then Illumina shall be bound to sell, and the Early Investors who have accepted the Offer shall purchase, the Purchased Illumina Debenture from Illumina upon the terms and conditions set out in the Offer. Each Early Investor may, in its acceptance, set forth the aggregate principal amount of Purchased Illumina Debenture which such Early Investor is willing to purchase pursuant to the Offer, up to the total aggregate principal amount of Purchase Illumina Debenture being offered to all of the Early Investors.
     In the event that all of the Early Investors accept the Offer, then the Purchased Illumina Debenture shall be allocated among the Early Investors in accordance with their respective proportion (the “Designated Portion”) of aggregate principal amount of Debentures held out of the aggregate principal amount of all Debentures issued to Early Investors at the First Closing Date.
     In the event that one or more of the Early Investors does not accept the Offer within the Acceptance Delay or rejects the Offer, and those Early Investors who have accepted the Offer (in this Section 9.2, the “Purchasers”) have indicated in their notices of acceptance that the total aggregate principal amount of Purchased Illumina Debenture that they are willing to acquire, in the aggregate, is equal to or exceeds the total aggregate principal amount of the Purchased Illumina Debenture available for sale pursuant to the Offer, such Purchased Illumina Debenture shall be allocated among the Purchasers as follows:
(i)	each Purchaser shall be entitled, as an initial allocation, to acquire its Designated Proportion of the Purchased Illumina Debenture as if all Early Investors had accepted the Offer; and

(ii)	any principal amount of Purchased Illumina Debenture that remains unallocated shall be allocated among the Purchasers as nearly as possible in proportion to their Designated Portion, but so that no such Purchaser shall be bound to take a greater principal amount of Purchased Illumina Debenture than the maximum number set out in its acceptance of the Offer.
     In the event that the Early Investors have accepted to purchase less than all of the Purchased Illumina Debenture pursuant to the foregoing, or if the Early Investors do not elect to accept the Offer within the Acceptance Delay, then Illumina shall be entitled to sell the Purchased Illumina Debenture to the Third Party pursuant to the Third Party Offer.
     If the provisions of this Section 9.2 are applicable, the Board of Directors of the Corporation, before consenting to the transfer of the Purchased Illumina Debenture to the Third Party, shall be entitled to require reasonable proof (to be limited to copies of all documents delivered in connection with such transfer or otherwise contemplated by this Section 9.2) that the sale took place in accordance with the foregoing and the Board of Directors of the Corporation shall refuse to consent to the transfer of the Purchased Illumina Debenture which may have been sold otherwise than in accordance with the provisions of this Section 9.2.
     Upon any transfer of the Purchased Illumina Debenture or a portion thereof pursuant to this Section 9.2 (including pursuant to the Third Party Offer or pursuant to the Offer), the transferee of the Purchased Illumina Debenture shall be entitled to receive from Illumina the number of Illumina Warrants to which such transferee would otherwise have been entitled pursuant to the Subscription Agreement if such transferee had initially subscribed at the First Closing Date for the aggregate principal amount of Purchased Illumina Debenture transferred to such transferee, with no fractional Illumina Warrant being transferable.
9.3 Repurchase of the Illumina Debenture by the Corporation
     In the event that no purchaser has been found for the Illumina Debenture by December 15, 2006 or that purchasers have not offered to purchase the full amount of the Illumina Debenture, and that the Corporation’s cash flow then permits it to do so, the Corporation may, at its option (which option shall not be unreasonably declined), repurchase the Illumina Debenture at face value or repurchase the portion not purchased by the purchasers, together with accrued interest thereon, in which case the Illumina Warrants will automatically and immediately be cancelled. However, such option may only be exercised by the Corporation once the Early Investors have been given the opportunity to exercise their right of first refusal pursuant to Section 9.2 above and that they have declined to exercise such right.
9.4 Rights of Illumina
     In any event contemplated by Sections 9.1 to 9.3 above, Illumina shall have the right to either (i) accept the transfer or repurchase of the Illumina Debenture, as the case may be; or (ii) refuse the same and remain the holder of the Illumina Debenture and the Illumina Warrants.
ARTICLE 10
DEFAULT AND ENFORCEMENT
10.1 Events of Default
     There shall be a default hereunder upon the occurrence of any of the following events (herein called an “Event of Default”):
(a)	if the Corporation fails to repay the principal of any Debenture when the same becomes due;

(b)	if the Corporation fails to pay interest as required pursuant to any Debenture on the principal of such Debenture;

(c)	if the Corporation contracts any Indebtedness that is or purports to be senior to the Permitted Indebtedness, without the prior consent of the Debentureholders expressed by Ordinary Debentureholder Instrument;

(d)	if the Corporation assigns or grants any security or Lien, other than a Permitted Encumbrance, in respect of its Intellectual Property or any of its other assets in favour of any third party (other than in the ordinary course of its business), without the prior consent of the Debentureholders expressed by Ordinary

Debentureholder Instrument, which consent shall not be unreasonably withheld in connection with the licensing of its Intellectual Property rights to a third party for valuable consideration;

(e)	if any proceedings are instituted by or against the Corporation seeking its liquidation, dissolution or winding-up;

(f)	if the Corporation files a proposal or makes a general assignment of its property for the benefit of its creditors or otherwise acknowledges its insolvency;

(g)	if a petition in bankruptcy is filed against the Corporation and such petition is not stayed or dismissed within thirty (30) days or a trustee or receiver is appointed for the Corporation pursuant to applicable legislation relating to insolvent persons or an application is filed by or against the Corporation pursuant to the Companies’ Creditors Arrangement Act (Canada);

(h)	if a seizure (unless such seizure is validly contested) is made or a judgment is executed against all or a substantial part of the Corporation’s property;

(i)	if the Corporation ceases to be in legal existence or ceases to operate in the ordinary course of its business; or

(j)	if the Corporation fails to fulfill or comply with the conditions and undertakings set forth in the Subscription Agreement or any other material undertaking or condition set forth in this Indenture or the Debentures and such failure to comply continues for a period of fifteen (15) days following the Corporation’s receipt of a notice to that effect from the Trustee.
10.2 Acceleration of Maturity upon Default
     Upon the occurrence of an Event of Default which is continuing, the Trustee may, in addition to all of its other rights and recourses, and shall, in the event of a Major Event of Default, upon the request of Holders which hold, individually or in the aggregate, Debentures representing an aggregate principal amount of at least $3,500,000 at the time of the Major Event of Default or, in the event of any Event of Default, pursuant to a Debentureholder Instrument, send a written notice to the Corporation requiring the redemption of the principal amount of the outstanding Debentures and the premium thereon, if any, the payment of unpaid interest accrued on such principal amount and any interest on unpaid interest and the payment of any amount owed pursuant to this Indenture. The Corporation shall forthwith pay these amounts to the Trustee on behalf of the Debentureholders.
10.3 Waiver of Default
     The Holders, pursuant to a Debentureholder Instrument, shall have the right to waive any default or Event of Default, or may cancel any instructions made to the Trustee pursuant to Section 10.2 above.

10.4 Enforcement of Payment and of Security
     Subject to the waiver referred to in Section 10.3, the Trustee may, in its discretion, and shall, pursuant to a Debentureholder Instrument and upon receiving sufficient funds and being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as fondé de pouvoir to obtain or enforce payment of the Debentures and other monies owing hereunder and realize the rights resulting from the Security Documents or by law.
10.5 Application of Monies
     Except for any prior claim to the extent required by law, any money received by the Trustee from any enforcement of the provisions hereof shall forthwith be paid as follows:
(a)	Firstly, to pay or reimburse to the Trustee for the costs, charges, expenses and advances incurred in the enforcement of the rights hereunder or under the Security Documents;

(b)	Secondly, in payment of accrued and unpaid interest owing on the Debentures and on other sums due hereunder, on a pro rata basis;

(c)	Thirdly, in repayment of the principal amount of the outstanding Debentures, on a pro rata basis;

(d)	Fourthly, the surplus, if any, to the Corporation or as it directs.
10.6 Remedies Cumulative
     All rights and remedies provided for hereunder and at law are cumulative.
ARTICLE 11
ACTIONS BY DEBENTUREHOLDERS AND TRUSTEE
11.1 Trustee not Required to Possess Debentures
     All rights of action under this Indenture and the Security Documents may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at any trial or other proceedings relative thereto.
11.2 Trustee May Institute All Proceedings
     The Trustee shall be entitled and empowered, either in its own name or as agent or mandatary of the Debentureholders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the Debentureholders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relating to the Corporation or its creditors or relating to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective

Holders of a Debenture by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful agent or mandatary of the respective Debentureholders with authority to make and file, in the respective names of the Debentureholders or on behalf of the Debentureholders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Debentureholders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Debentureholders, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the Debentureholders against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by a Debentureholder Instrument, any right to accept or consent to any plan or reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.
     The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.
     Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as agent or mandatary, and any recovery of judgment shall be for the rateable benefit of the Debentureholders subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall have the right to represent all the Debentureholders, and it shall not be necessary to make any Debentureholders parties to any such proceeding.
ARTICLE 12
ADMINISTRATION OF THE MANDATE
12.1 Appointment of Trustee as fondé de pouvoir
     The Corporation hereby irrevocably appoints the Trustee and the Trustee irrevocably accepts, to act as fondé de pouvoir (“person holding the power of attorney”) as contemplated in Article 2692 of the Civil Code of Québec, on behalf of the present and future Debentureholders, to the extent necessary or desirable for the purpose of receiving, creating, holding or enforcing any right, hypothec or security interest created under the Security Documents and hereafter each Debentureholder, by receiving and accepting a Debenture, shall be deemed to accept and confirm such appointment of the Trustee as fondé de pouvoir.

12.2 Acceptance
     The Debentureholders hereby empower the Trustee to represent them and all future Holders of Debentures in the performance of all juridical acts provided for herein and the Trustee, by its acceptance, binds itself to exercise the powers above-mentioned and agrees to perform the same upon the terms and conditions herein set forth.
12.3 Sufficiency of Execution of Instruments
     Any order, request, direction, certificate or other instrument to be made or given by the Corporation under any of the provisions hereof shall, unless otherwise provided, be deemed sufficiently executed if executed by any officer of the Corporation. The Trustee may receive a certificate signed by the President, the Secretary or a Vice-President of the Corporation as sufficient evidence of the adoption of any resolution of the directors or of the shareholders of the Corporation.
12.4 Trustee May Require Indemnity
     Subject to Section 13.1 hereof, the Trustee shall not be required to take any measure to enforce this Indenture or any covenant herein contained until furnished with funds for such purpose or after having been indemnified to its reasonable satisfaction.
12.5 Trustee May Employ Advisors
     The Trustee may employ or retain such agents, counsel and other advisors as it may reasonably require for the proper discharge of its duties hereunder and may pay reasonable remuneration for all services performed for it.
12.6 Trustee May Act on Opinion or Advice
     The Trustee may, in relation to this Indenture, act on the opinion or advice of, or on information obtained from any counsel, notary, valuator, surveyor, engineer, broker, auctioneer, accountant or other expert, whether retained by the Trustee or by the Corporation or otherwise.
12.7 Trustee May Rely upon Declarations
     In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon a statutory declaration, opinion, report or certificate furnished to the Trustee under a provision hereof or at its request where the Trustee examines the same and determines that it complies with the applicable requirement, if any, of this Indenture.
12.8 Corporation Shall Provide Evidence of Compliance
     The Corporation shall provide forthwith to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to the issue, certification and delivery of Debentures hereunder, the satisfaction and discharge of this

Indenture or the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation. Such evidence shall consist of:
(a)	a statutory declaration or a certificate made by any officer of the Corporation stating that such conditions precedent have been complied with in accordance with the terms of this Indenture; and

(b)	in the case of conditions precedent, the compliance with which are by this Indenture subject to review or examination by Counsel to the Corporation, an opinion of Counsel to the Corporation that such conditions precedent have been complied with in accordance with the terms of this Indenture.
     Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this Indenture, such evidence may consist of, or otherwise be in accordance with, a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, but if such report or opinion is furnished by a director, officer or employee of the Corporation, it shall be in the form of a statutory declaration or a certificate.
12.9 Trustee May Act on Instruments Believed Genuine
     The Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of its directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.
12.10 No Person Dealing with Trustee Need Enquire
     No person dealing with the Trustee shall be concerned to enquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Debentures or to see to the application of any money paid to the Trustee.
12.11 Investment of Funds
     Any money held by the Trustee or other registrar, which under this Indenture may be invested, shall be invested and reinvested as directed by the Corporation to the Trustee in its name or under its control in any securities in which presumed sound investments are made under the laws of the Province of Québec. Pending such investment, such money shall be placed by the Trustee on deposit at interest at the then current rate in a Canadian bank or trust company.

ARTICLE 13
CONCERNING THE TRUSTEE
13.1 Duty of Trustee
     In the exercise of the powers, rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debentureholders and shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
13.2 Resignation of Trustee and Appointment of New Trustee
     The Trustee may resign and be discharged from all further duties and liabilities hereunder by giving to the Corporation not less than sixty (60) days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. The Debentureholders may at any time, pursuant to a Debentureholder Instrument, remove the Trustee and appoint a new trustee. If at any time a material conflict of interest in the Trustee’s role hereunder arises, the Trustee shall, within ninety (90) days after ascertaining that it has such a conflict, either eliminate such conflict or resign in the manner and with the effect specified in this Section 13.2. In the event of the Trustee resigning or being removed pursuant to a Debentureholder Instrument or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation, the retiring Trustee (at the Corporation’s expense) or any Debentureholder may petition any court of competent jurisdiction for the appointment of a new trustee, but any new trustee so appointed by the Corporation or by the court shall be subject to removal as aforesaid by the Debentureholders. Any new trustee appointed under this Section shall be a corporation authorized to carry on the business of a trust company in the Province of Québec. On any new appointment, the new trustee shall be vested with the same powers, rights, duties and obligations as if it had been originally named herein as trustee.
     Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party shall be the successor trustee under this Indenture without the execution of any instrument or any further act.
13.3 Trustee May Deal in Debentures
     Subject to Section 13.6 hereof, the Trustee may buy, lend upon and deal in the Debentures either with the Corporation or otherwise, and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profit made thereby.

13.4 Trustee Not Required to Give Security
     The Trustee shall not be required to give any bond or security with respect of the execution of its duties or conduct or administration hereunder.
13.5 Protection of Trustee
     By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:
(a)	the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in Section 13.6 hereof and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Indenture or any instrument ancillary or supplemental hereto or thereto;

(c)	the Trustee shall not be bound to give any notice of the execution hereof;

(d)	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained herein or of any act of the agents or servants of the Corporation; and

(e)	in addition to any right of indemnity given to the Trustee by law, the Corporation shall at all times indemnify and save harmless the Trustee against all liabilities, losses, damages, actions, proceedings, costs, claims, expenses and demands in respect of any matter or thing done or omitted by the Trustee (save only in the event of gross negligence or intentional fault of the Trustee) in any way related to this Indenture.
13.6 Conflict of Interest
     The Trustee represents to the Corporation that, at the time of the execution and delivery hereof, no material conflict of interest exists in the Trustee’s role hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its duties hereunder. If any such material conflict exists or hereafter shall exist, the validity and enforceability of this Indenture and the Debentures shall not be affected in any manner whatsoever by reason thereof.

ARTICLE 14
SUPPLEMENTAL INDENTURES
14.1 Supplemental Indentures
     From time to time the Corporation and the Trustee may, without any further approval or consent of the Debentureholders, subject to the provisions of this Indenture, and they shall, when so directed by the provisions of this Indenture, execute, acknowledge and deliver, by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:
(a)	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for events of default in addition to those herein specified;

(b)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications hereto or in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

(c)	evidencing the succession, or successive successions of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; and

(d)	for any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, the rights of the Trustee and of the Debentureholders are not materially prejudiced thereby.
14.2 Typographical Errors
     The Corporation and the Trustee may correct any typographical or other manifest error in this Indenture, provided that in the opinion of the Trustee such corrections will not prejudice the rights of the Trustee or of the Debentureholders hereunder, and may execute all such documents as may be necessary to correct such errors.
ARTICLE 15
SATISFACTION AND DISCHARGE
15.1 Discharge
     The Trustee shall, at the request and at the cost of the Corporation, release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel to the Corporation are requisite for that purpose and to release the

Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of all Debentures and interest thereon (including interest on amounts in default, if any) and all other monies payable hereunder have been paid or satisfied, or that all the outstanding Debentures having matured, or having been duly called for redemption pursuant to Section 10.2 and payment thereof and of all other monies payable hereunder have been duly and effectually provided for.
15.2 Money May be Set Aside For Holders
     In case the Holder of any Debenture shall fail to surrender his Debenture on or after the date on which the same shall be due and payable, at maturity, or otherwise and the principal or interest then payable hereunder in respect thereof shall have been duly provided for by the Corporation by deposit with the paying agent for the time being or the Trustee or other registrar, interest, if any, accruing in respect thereof shall cease to accrue, from such date, and such money, on the direction of the Corporation, may be set aside in trust for such holder in a Canadian bank, or the Trustee may itself so set aside such money and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the money payable in respect thereof and the Holder shall have no other right except to receive payment of the money so set aside upon surrender of such Debenture.
15.3 Prescription
     Notwithstanding any other provision of this Indenture and subject to applicable law, the Debentures will become void unless presented for payment within three (3) years from the Maturity Date.
ARTICLE 16
GENERAL MATTERS
16.1 Assignment
     The Debentureholders may not assign the Debentures without (i) obtaining the prior written consent of the Corporation (which shall not be unreasonably withheld); and (ii) complying with the right of first refusal set forth in the Third Amended and Restated Shareholders Agreement of the Corporation dated as of March 27, 2006 (the “Shareholders Agreement”) as if the Debentures were “Shares” for the purposes of the provisions of the Shareholders Agreement. Furthermore, the Shares issuable upon conversion under this Indenture shall be subject to the Shareholders Agreement or any other agreement among all the shareholders of the Corporation governing the affairs of the Corporation. Notwithstanding the foregoing, the transfer of the Illumina Debenture shall be governed by the provisions of Article 9 hereof for as long as the provisions of such Article will apply to the Illumina Debenture.

16.2 Notices
     Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be given by facsimile or by hand-delivery, as hereinafter provided. Any such notice or other communication, if sent by facsimile shall be deemed to have been received on the Business Day following the sending, or if delivered by hand-delivery, shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notice of a change of address shall also be governed by this Section. Notices and other communications shall be addressed as follows:
(a)	if to the Debentureholders, at their addresses shown on the register kept by the Trustee pursuant to Section 2.7:

(b)	if to the Corporation:

880 McCaffrey St. Laurent, Québec H4T 2C7

Attention of: Claude Lambert, Vice President and Chief Financial Officer Facsimile: (514) 270-5291

with a copy to:

Stikeman Elliott LLP 1155 René-Lévesque Boulevard West Montreal, Québec H3B 3V2

Attention of: Franziska Ruf Facsimile: (514) 397-3222

(c)	if to the Trustee:

Computershare Trust Company of Canada 1500 University Street, Suite 700 Montreal, Québec H3A 3S8

Attention of: Manager, Corporate Trust Facsimile: (514) 982-7677
16.3 Time of Essence
     Time is of the essence of this Indenture.
16.4 Further Assurances
     Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Indenture and shall use reasonable efforts and take all such steps as may reasonably be within its power to implement, to their full extent, the provisions of this Indenture.
16.5 Counterparts
     This Indenture may be executed in several counterparts, including by facsimile, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have executed this Indenture.

GENIZON BIOSCIENCES INC.

Per:	(signed)

Duly Authorized Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	(signed)

Duly Authorized Officer

Per:	(signed)

Duly Authorized Officer
INTERVENTION
The undersigned hereby intervenes to the present Secured Convertible Debenture Indenture to acknowledge that it has taken cognizance of the foregoing and accept all of the terms and provisions thereof applicable to it.

ILLUMINA, INC.

Per:	(signed)

Duly Authorized Officer